FoodScience Corporation

20 New England Drive, Essex Junction, VT 05452
(800) 451-5190 ▪ Fax: (802) 878-0549
www.foodsciencecorp.com

This contract is entered into and between FoodScience® Corporation (FSC) and [Constitutional Health] (D70563).

The term of this Agreement will become effective on [February 20, 2017]

The specific terms of this Agreement are as follows:

1. Customer has requested FoodScience® Corporation maintain Private Label(s) inventory. FSC has recommended inventory levels with consideration to Customer's order history, but Customer is responsible for determining final levels of inventory maintained. Customer agrees to purchase their entire current private label inventory, regardless of expiration remaining on product.
2. Upon Customer's decision to discontinue future purchase of their Private Label(s), or the maintenance of constant inventory, Customer is required to give FSC notice at the time a sales order is placed which depletes current inventory. If notice is not given, FSC will automatically inventory Customer's Private Label(s) product at Customer's expense.
3. Both initial inventory agreement, as well as discontinuation, must be put in either writing or email, with confirmed receipt from both Parties.

In consideration of the agreement detailed above, FoodScience® Corporation agrees that it shall maintain Customer's desired inventory levels until the above contract has been terminated in writing with proper prior notice.

In consideration of the agreement detailed above, Customer agrees that they shall continue to bear financial responsibility of stocked inventory levels at the initially agreed upon quantities until the above contract has been terminated in writing with proper prior notice.

This contract cannot be modified in any way unless such modifications are made in writing and signed by both Parties. This document constitutes the entire agreement between the Parties. This Contract is legally binding upon the Parties, their successors, and heirs, and will be enforced according to the laws of the State of Vermont.

By signing below, the Parties agree to be bound by the terms of this Agreement.

Elizabeth Bartlett	2/21/17	Alex Mannino	2/20/2017
Sales Manager	Date	Customer	Date
FoodScience Corporation		534 Riviera Place	
20 New England Drive, Suite 10			
Essex Jct, VT 05452		Rock Hill, SC 29730	